EXHIBIT 99.1

Study on Molecular Templates’ PD-L1 ETB with Antigen Seeding Technology Presented at SITC Annual Meeting

Antigen Seeding Technology (AST) is a Potent and Complimentary Addition to Company’s Engineered Toxin Bodies (ETB) Technology

AUSTIN, Texas, Nov. 09, 2018 (GLOBE NEWSWIRE) -- Molecular Templates, Inc., (Nasdaq: MTEM), a clinical-stage oncology company focused on the discovery and development of the company’s proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer, announced the presentation today of a poster on its PD-L1 ETB with Antigen Seeding Technology (AST) at the ongoing Society for Immunotherapy of Cancer's (SITC) 33rd Annual Meeting, currently taking place in Washington D.C.

Antigen Seeding Technology represents a novel immune-oncology approach leveraging the novel mechanism of action of Molecular Templates’ ETB technology. ETBs engineered with Antigen Seeding Technology are capable of delivering viral antigens as a payload inside the target tumor, resulting in the antigens being presented on the cell surface of the tumor cells in complex with MHC-1. ETB therapeutics incorporating antigen seeding are designed to work through dual mechanisms of action by redirecting a high avidity, pre-existing antigen-specific cytotoxic T cell (CTL) response to the tumor while at the same inducing cell death via the enzymatic and permanent destruction of ribosomes. Coupling two distinct mechanisms of tumor cell killing into one ETB molecule provides the potential to increase target penetrance, expand a prolonged immune response, and overcome tumor resistance.

The poster, titled “Identification and Functional Profiling of PD-L1 Targeted Engineered Toxin Bodies for Antigen Seeding Technology (AST) and Redirection of T cell Response to Tumors” summarizes a series of preclinical experiments conducted by Molecular Templates to create PD-L1 targeted ETBs that have antigen seeding properties and to analyze the mechanisms by which they can kill cancer cells.

“Antigen Seeding Technology represents a novel approach to immune-oncology that may be active in patients where standard immune-oncology approaches have been exhausted,” said Eric Poma, Ph.D., Molecular Templates’ Chief Executive and Scientific Officer. “We are currently conducting in vivo studies with PD-L1 targeted ETBs that have AST functionality. Our plan is to file an IND and enter the clinic with our first PD-L1 ETB candidate employing AST in 2019.”

Poster Presentation Details:
The poster (#P9) will be available to view in Hall E of the Walter E. Johnson Convention Center today, Friday, Nov. 9 from 8 a.m. – 8 p.m. and Saturday, Nov. 10 from 8 a.m. – 8:30 p.m. (all times are E.T.)

The poster can be found under “Clinical and Scientific Presentations” at http://ir.mtem.com/events-and-presentations/presentations.

Forward-Looking Statements
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular, may identify forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Molecular’s expectations with respect to its collaboration with Takeda and its intended use of proceeds from the offering.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether Molecular’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of Molecular to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Molecular’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

About Molecular Templates
Molecular Templates is focused on the discovery, development and commercialization of next-generation immunotoxins called Engineered Toxin Bodies (ETBs) for the treatment of cancers and other serious diseases. For additional information, please visit Molecular Templates’ website at www.mtem.com.

Adam Cutler
Chief Financial Officer
adam.cutler@mtem.com
862-204-4006

Source: Molecular Templates, Inc.